UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2016

CALIX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 N. McDowell Boulevard, Petaluma, California		94954
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (707) 766-3000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Appointment of Principal Accounting Officer
On June 23, 2016, Calix, Inc. (the "Company") appointed Ms. Sheila Cheung, the Company’s Vice President, Finance and Accounting, to serve in the capacity of Principal Accounting Officer of the Company, effective June 23, 2016. Ms. Cheung joined the Company on February 1, 2016. Prior to joining the Company, Ms. Cheung held a number of accounting and financial positions, including serving as Vice President, Corporate Controller and Vice President, Finance of a number of public and private technology companies, including Risk Management Solutions, Dionex Corporation, MDS Analytical Technologies and Synplicity. Ms. Cheung, 48 years old, began her career in public accounting at PwC, is a California Certified Public Accountant and graduated from University of California, Los Angeles with a B.A. in Economics.
There is no arrangement or understanding between Ms. Cheung and any other persons pursuant to which Ms. Cheung was selected as an officer, and there are no related party transactions involving Ms. Cheung that are reportable under Item 404(b) of Regulation S-K.
In connection with Ms. Cheung’s appointment, the Company and Ms. Cheung entered into the Company’s standard indemnification agreement, the form of which was filed with the SEC as Exhibit 10.5 to Amendment No. 6 to the Company’s Registration Statement on Form S-1 filed with the SEC on March 8, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2016	CALIX, INC.

	By:	/s/ William J. Atkins
William J. Atkins
EVP & Chief Financial Officer